Exhibit 99.1

Investor Relations:	Media and Analyst Contact:
Brian Norris	CHEN PR
Acme Packet	Chris Carleton
+1 781.328.4790	+1 781.672.3115
bnorris@acmepacket.com	ccarleton@chenpr.com
Acme Packet Reports Record Results for Second Quarter of 2010
– Company Posts Record Revenue of $53.3 Million, Up 62% Year-Over-Year –
– Company Posts GAAP EPS of $0.14 and Non-GAAP1 EPS of $0.18 –
– Company Now Expects 2010 Revenue Growth of 53% and 2010 Earnings Per Share Growth of 109% –
Bedford, Massachusetts — July 29, 2010 — Acme Packet, Inc. (NASDAQ: APKT), the leader in session border control solutions, today announced record results for the second quarter ended June 30, 2010 and raised its business outlook for 2010.
Results for the Second Quarter of 2010
Total revenue for the second quarter of 2010 was $53.3 million, compared to $32.9 million in the second quarter of 2009 and $51.1 million in the first quarter of 2010. Net income for the second quarter of 2010 was $9.7 million, or $0.14 per share on a diluted basis, compared to $1.7 million, or $0.03 per share on a diluted basis in the second quarter of 2009 and $8.3 million, or $0.13 per share on a diluted basis, in the first quarter of 2010. Net income on a non-GAAP1 basis for the second quarter of 2010 was $12.4 million, or $0.18 per share on a diluted basis, compared to $4.5 million, or $0.07 per share on a diluted basis, in the second quarter of last year, and $10.7 million, or $0.16 per share on a diluted basis, in the first quarter of 2010. A reconciliation of GAAP to non-GAAP1 results, and a statement as to the use of non-GAAP1 financial measures, is included at the end of this press release.
Results for the First Six Months of 2010
Total revenue for the first six months of 2010 was $104.4 million compared to $63.8 million in the same period last year. Net income for the first six months of 2010 was $18.1 million, or $0.27 per share on a diluted basis, compared to $4.5 million, or $0.07 per share on a diluted basis, in the same period last year. Net income on a non-GAAP1 basis for the first six months of 2010 was $23.0 million, or $0.35 per share on a diluted basis, compared to $8.8 million, or $0.15 per share on a diluted basis, in the same period last year. A reconciliation of GAAP to non-GAAP1 results, and a statement as to the use of non-GAAP1 financial measures, is included at the end of this press release.
Company Raises Business Outlook for 2010
The Company today raised its full year business outlook for 2010. The Company’s outlook is based on the current indications for its business, which may change at any time. The Company will not comment on its business outlook during the quarter unless it is done through an explicit public disclosure.

Business Outlook for Year Ending December 31, 2010
Revenue and Share Count in Millions	Issued April 29, 2010	Issued July 29, 2010
Total revenue	$204-$208	$214-$218
Total revenue growth rate	Approximately 45%	Approximately 53%
GAAP diluted EPS	—	$0.55-$0.57
GAAP diluted EPS growth rate	—	Approximately 100%
Non-GAAP[1] diluted EPS	$0.65-$0.70	$0.72-$0.74
Non-GAAP[1] diluted EPS growth rate	Approximately 90%	Approximately 109%
Diluted share count	67.0	68.0
The Company expects net income on a non-GAAP1 basis to differ from net income on a GAAP basis in 2010 as it is expected to exclude estimated stock-based compensation expense of approximately $10.2 million, or $0.15 per share on a diluted basis, and amortization of acquired intangible assets of approximately $1.2 million, or $0.02 per share on a diluted basis. A reconciliation of the Company’s expected GAAP to non-GAAP1 business outlook, and a statement as to the use of non-GAAP1 financial measures, is included at the end of this press release.
Company to Host Live Conference Call and Webcast
The Company’s management team plans to host a live conference call and webcast at 5:00 p.m. eastern daylight savings time today to discuss the financial results as well as management’s outlook for the business. The conference call may be accessed in the United States by dialing (800) 230-1074 and using access code “APKT”. The conference call may be accessed outside of the United States by dialing +1 612.234.9960 and using access code “APKT”. The conference call will be simultaneously webcast on the Company’s investor relations website, which can be accessed at www.ir.acmepacket.com. A replay of the conference call will be available approximately two hours after the call by dialing (800) 475-6701 and using access code 163908 or by accessing the webcast replay on the Company’s investor relations website.

[1]	A reconciliation of GAAP to non-GAAP results, and a statement on the use of non-GAAP financial measures, is included at the end of this press release.

About Acme Packet
Acme Packet, Inc. (NASDAQ: APKT), the leader in session border control solutions, enables the delivery of trusted, first-class interactive communications—voice, video and multimedia sessions—and data services across IP network borders. Our Net-Net family of session border controllers, multiservice security gateways and session routing proxies supports multiple applications in service provider, enterprise and contact center networks—from VoIP trunking to hosted enterprise and residential services to fixed-mobile convergence. They satisfy critical security, service assurance and regulatory requirements in wireline, cable and wireless networks; and support multiple protocols—SIP, H.323, MGCP/NCS, H.248 and RTSP—and multiple border points—service provider access and interconnect, and enterprise access and trunking. Over 10,000 Acme Packet systems have been deployed by more than 1,105 customers in 105 countries. They include 91 of the top 100 service providers in the world and 11 of the Fortune 25. For more information, contact us at +1 781.328.4400, or visit www.acmepacket.com.
Acme Packet, Inc. Safe Harbor Statement
Statements contained herein that are not historical fact (including those in the section “Company Raises Business Outlook for 2010”) may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may relate to, among other things, expected financial and operating results, expected growth rates, future stock-based compensation and amortization expenses; and to future business prospects and market conditions. Such forward-looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties that could cause actual results to differ materially from those anticipated. These include, but are not limited to: the amount of stock-based compensation awarded; the applicable Company stock price used to determine stock-based compensation; difficulties expanding the Company’s customer base; difficulties leveraging market opportunities; difficulties providing solutions that meet the needs of customers; poor product sales; long sales cycles; difficulty developing new products; difficulty in relationships with vendors and partners; higher risk in international operations; difficulty managing rapid growth; difficulty managing the Company’s financial performance; the ability to hire and retain employees and appropriately staff operations; the Company’s cash needs; and the impact of new accounting pronouncements and increased competition. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in the Company’s recent filings with the Securities and Exchange Commission, including those factors discussed under the caption “Risk Factors” in such filings.

Acme Packet, Inc.
Condensed Consolidated Statements of Income
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009

Revenue:
Product	$42,031	$24,243	$84,124	$47,294
Maintenance, support and service	11,305	8,618	20,262	16,554

Total revenue	53,336	32,861	104,386	63,848

Cost of revenue (a) (b):
Product	7,434	4,870	14,983	10,102
Maintenance, support and service	2,140	1,207	4,408	2,130

Total cost of revenue	9,574	6,077	19,391	12,232

Gross profit	43,762	26,784	84,995	51,616

Operating expenses (a) (b):
Sales and marketing	16,623	12,608	33,050	23,944
Research and development	8,646	7,078	17,339	13,242
General and administrative	3,595	3,288	6,879	6,421
Merger and integration-related costs	—	1,102	—	1,102

Total operating expenses	28,864	24,076	57,268	44,709

Income from operations	14,898	2,708	27,727	6,907

Other income, net	176	56	165	122

Income before provision for income taxes	15,074	2,764	27,892	7,029

Provision for income taxes	5,345	1,071	9,830	2,578

Net income	$9,729	$1,693	$18,062	$4,451

Net income per share:
Basic	$0.16	$0.03	$0.30	$0.08
Diluted	$0.14	$0.03	$0.27	$0.07

Weighted average number of common shares used in net income per share:
Basic	61,488,059	56,941,547	60,659,321	55,849,118
Diluted	67,184,884	61,418,408	66,118,943	59,817,024

(a)	Amounts include stock-based compensation expense, as follows:

Cost of product revenue	$187	$130	$355	$256
Cost of maintenance, support and service revenue	230	140	458	261
Sales and marketing	1,777	1,190	3,333	2,276
Research and development	1,149	885	2,297	1,603
General and administrative	493	268	914	526

(b)	Amounts include amortization of acquired intangible assets, as follows:

Cost of product revenue	379	139	758	139
Sales and marketing	45	9	75	9
Research and development	11	10	37	10

Acme Packet, Inc.
Statement on Use of Non-GAAP Financial Measures and
Reconciliation of Non-GAAP Net Income and Non-GAAP Net Income Per Share
(in thousands, except per share data)
(unaudited)
          Statement on Use of Non-GAAP Financial Measures:
          The Company uses the financial measures “non-GAAP net income” and “non-GAAP net income per share” to supplement its consolidated financial statements, which are presented in accordance with accounting principles generally accepted in the United States (“GAAP”). The presentation of non-GAAP net income and non-GAAP net income per share is not meant to be a substitute for “net income” or “net income per share”, presented in accordance with GAAP, but rather should be evaluated in conjunction with net income and net income per share. The Company’s management believes that the presentation of non-GAAP net income and non-GAAP net income per share provides useful information to investors because these financial measures exclude stock-based compensation expense which is a non-cash charge, as well as amortization of acquired intangible assets and merger and integration-related costs associated with the Company’s acquisition of Covergence Inc. in April 2009. By excluding stock-based compensation expense, amortization of acquired intangible assets, and merger and integration-related costs, management can compare the Company’s operations to prior periods and to the operations of other companies in its industry who may have materially different unusual charges. Management does not consider any of stock-based compensation expense, amortization of acquired intangible assets, and merger and integration-related costs to be part of the Company’s operating activities or meaningful in evaluating the Company’s past financial performance or future prospects. Management believes that excluding these items is useful to investors because it is more representative of ongoing costs and therefore more comparable to historical operations. Non-GAAP net income and non-GAAP net income per share are primary financial indicators that the Company’s management uses to evaluate the Company’s financial results and forecast anticipated financial results for future periods. Management also uses these non-GAAP measures to make financial and operational decisions as these numbers exclude non-operational activities. These non-GAAP measures should not be considered measures of the Company’s liquidity. The Company’s definition of “non-GAAP net income” and/or “non-GAAP net income per share” may differ from similar measures used by other companies and may differ from period to period. Management may make other adjustments for expenses and gains that it does not consider reflective of core operating performance in a particular period and may modify “non-GAAP net income” and/or “non-GAAP net income per share” by excluding these expenses and gains.

          Reconciliation of Non-GAAP Net Income and Non-GAAP Net Income Per Share for the Three Months Ended June 30, 2010, March 31, 2010 and June 30, 2009 and the Six Months Ended June 30, 2010 and June 30, 2009:

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2010	2010	2009	2010	2009

Reconciliation of non-GAAP net income:
Net income	$9,729	$8,333	$1,693	$18,062	$4,451
Adjustments:
Stock-based compensation expense, net of taxes	2,352	2,053	1,826	4,405	3,390
Amortization of acquired intangible assets, net of taxes	281	283	103	564	103
Merger and integration-related costs, net of taxes	—	—	903	—	903

Non-GAAP net income	$12,362	$10,669	$4,525	$23,031	$8,847

Reconciliation of non-GAAP net income per share:
Net income per share, basic	$0.16	$0.14	$0.03	$0.30	$0.08
Adjustments:
Stock-based compensation expense, net of taxes	0.04	0.04	0.03	0.07	0.07
Amortization of acquired intangible assets, net of taxes	—	—	—	0.01	—
Merger and integration-related costs, net of taxes	—	—	0.02	—	0.01

Non-GAAP net income per share, basic	$0.20	$0.18	$0.08	$0.38	$0.16

Net income per share, diluted	$0.14	$0.13	$0.03	$0.27	$0.07
Adjustments:
Stock-based compensation expense, net of taxes	0.04	0.03	0.02	0.07	0.07
Amortization of acquired intangible assets net of taxes	—	—	—	0.01	—
Merger and integration-related costs, net of taxes	—	—	0.02	—	0.01

Non-GAAP net income per share, diluted	$0.18	$0.16	$0.07	$0.35	$0.15

          Reconciliation of Expected Non-GAAP Net Income and Non-GAAP Net Income Per Share for Year Ending December 31, 2010:

	Year Ending December 31, 2010
	Low End	High End
Revenue	$214,000	$218,000

Reconciliation of non-GAAP net income:
Net income	$37,500	$38,500
Adjustments:
Stock-based compensation expense, net of taxes	10,200	10,200
Amortization of acquired intangible assets, net of taxes	1,200	1,200

Non-GAAP net income	$48,900	$49,900

Reconciliation of non-GAAP net income per share:
Net income per share, basic	$0.61	$0.62
Adjustments:
Stock-based compensation expense, net of taxes	0.16	0.16
Amortization of acquired intangible assets, net of taxes	0.02	0.02

Non-GAAP net income per share, basic	$0.79	$0.80

Net income per share, diluted	$0.55	$0.57
Adjustments:
Stock-based compensation expense, net of taxes	0.15	0.15
Amortization of acquired intangible assets, net of taxes	0.02	0.02

Non-GAAP net income per share, diluted	$0.72	$0.74

Acme Packet, Inc.
Other Operational Data
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2010	2010	2009	2010	2009
Other operational data:
Depreciation and amortization	$1,908	$1,853	$1,333	$3,761	$2,260
Capital expenditures	$3,300	$2,767	$1,228	$6,067	$2,337

Acme Packet, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	June 30,	December 31,
	2010	2009
Assets

Current assets:
Cash and cash equivalents	$90,533	$90,471
Short-term investments	126,796	39,990
Accounts receivable, net	27,488	25,604
Inventory	5,855	4,372
Deferred product costs	3,172	3,400
Deferred tax asset	1,567	1,567
Other current assets	7,232	2,710

Total current assets	262,643	168,114
Long-term investments	—	44,526
Property and equipment, net	12,812	6,437
Acquired intangible assets, net	10,358	11,228
Deferred tax asset, net	15,622	15,622
Other assets	783	799

Total assets	$302,218	$246,726

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$3,749	$3,895
Accrued expenses and other current liabilities	10,793	9,261
Deferred revenue	31,762	31,506

Total current liabilities	46,304	44,662

Deferred revenue	1,614	1,841

Deferred rent	2,409	—

Stockholders’ equity:
Common stock	69	65
Treasury stock, at cost	(37,522)	(37,522)
Additional paid-in capital	222,434	188,871
Other comprehensive income (loss)	37	(2)
Retained earnings	66,873	48,811

Total stockholders’ equity	251,891	200,223

Total liabilities and stockholders’ equity	$302,218	$246,726

Condensed Consolidated Statements of Cash Flow
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Cash provided by operating activities	$15,061	$14,178	$23,034	$25,197
Cash (used in) provided by investing activities	$(22,541)	$4,610	$(49,182)	$3,501
Cash provided by financing activities	$17,443	$928	$26,210	$1,202